EXHIBIT 99.1

NEWS RELEASE

COMPUWARE CORPORATION                                           COMPUWARE [LOGO]
-------------------------------------------------------------
Corporate Headquarters
One Campus Martius o Detroit, MICHIGAN 48226
(313) 227-7300

For Immediate Release
January 24, 2008

              Compuware Q3 Results Demonstrate "Strength and Growth
                   Potential," Earnings of 13 Cents Per Share

   Compuware Increases Vantage and Changepoint License Fees, Total Distributed Software Products Revenue Year-over-year; Operating Cash Flow and Maintenance
                               Fees Remain Robust

DETROIT--January 24, 2008--Compuware Corporation (NASDAQ: CPWR) today announced final financial results for its quarter ended December 31, 2007.

"Compuware achieved Q3 results that demonstrated both the strength and growth potential of the business," said Compuware Chairman and CEO Peter Karmanos, Jr. "Specifically during Q3, the company delivered a dramatic increase in total product commitments, excellent operating cash flow, growing maintenance and improved year-over-year license fees in some of its most important product lines. I join Compuware employees around the world in maintaining my confidence in the future of the business, both in the near and the long-term."

Third Quarter Fiscal 2008 Results

Compuware reports third quarter revenues of $309.3 million, compared to $315.1 million in the same quarter last year. Earnings per share--before restructuring charges--were 14 cents. On a GAAP basis, earnings per share were 13 cents, an increase of 18 percent from 11 cents in the same quarter last year, based upon
282.5 million and 343.1 million shares outstanding, respectively.

Compuware incurred $4.9 million in restructuring charges in the third quarter. In the first nine months of the fiscal year, Compuware incurred $39.6 million in restructuring charges.

Compuware's third quarter net income--before restructuring charges--was $38.8 million, an increase of six percent from net income of $36.5 million in the same period last year. On a GAAP basis, Compuware delivered net income of $35.6 million in Q3, down slightly from Q3 of last year.

During the company's third quarter, software license fees were $79.4 million, compared to $86.0 million in the same quarter last year. Maintenance fees were $120.0 million, compared to $114.4 million in Q3 last year. Revenue from professional services in the quarter was $109.9 million, compared to $114.7 million in the same quarter last year.

The company will host a conference call at 5:00 p.m. Eastern time (22:00 GMT) today to discuss these results.

                                     -MORE-

Page 2
Compuware Q3 Results Demonstrate "Strength and Growth Potential," Earnings of 13 Cents Per Share
January 24, 2008

Third Quarter Fiscal Year 2008 Highlights

During the Third Quarter, Compuware:

    o Modernized the Detroit Medical Center's application portfolio by streamlining processes, reducing IT costs and improving patient safety and care. Through this partnership, Compuware also collaborated with the DMC to deliver an Electronic Medical Records (EMR) system for the automation of patients' paper medical records.

    o Announced that Compuware Covisint's Chief Security Officer, David Miller, testified before the United States Senate Judiciary Committee regarding "Electronic Prescribing of Controlled Substances: Addressing Health Care and Law Enforcement Priorities." Miller outlined how proven technology developed by Covisint could help solve many problems associated with the paper-based prescribing of controlled substances.

    o Announced that Compuware Covisint earned its second consecutive "Best Demonstration of Value/ROI" Healthcare Innovation Award at the recent Gartner Healthcare Summit 2007. Covisint was also nominated for the third straight year for "Solution with Greatest Market Potential."

    o Earned--for the second consecutive year--the Yphise award for best "IT Investment and Project Portfolio Management" for the company's IT Portfolio Management solution, Compuware Changepoint.

    o Achieved recognition from Forrester Research, which named Compuware Changepoint as a leader in the Project Portfolio Management (PPM) market.

    o Announced that Conseco, a Fortune 500 insurance company, successfully deployed Compuware's Metrics-based Management solution to ensure the best available quality for its sourced application development.

    o Launched the Compuware Uniface 9.2 Application Platform Suite. The Uniface enterprise application development solution extends multi-channel support to include mobile technology, support for SOA, web services and enterprise mash-ups.

    o Released Optimal Trace 5.0, the latest version of Compuware Optimal's market-leading business requirements management solution.

    o Delivered a worldwide executive briefing series on balancing IT supply and demand, featuring top IT strategist presentations on best practices to deliver maximum business impact.

    o Released a survey in collaboration with the Ponemon Institute revealing that an overwhelming majority of organizations surveyed risk compromising critical information by using actual customer data for the development and testing of applications.

                                     -MORE-

Page 3
Compuware Q3 Results Demonstrate "Strength and Growth Potential," Earnings of 13 Cents Per Share
January 24, 2008

    o Released the results of a survey designed to help organizations better understand MIPS usage and MIPS management. The survey, commissioned by Compuware and fielded by Computerworld, revealed valuable details for IT leaders seeking information on increased MIPS consumption.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, this press release uses non-GAAP measures of net income, earnings per share and revenue. The net income and earnings per share disclosures on a non-GAAP basis excluded the impact of restructuring charges. The non-GAAP revenue disclosures provide information on total product commitments. Compuware management believes the non-GAAP financial information provided in this release is useful to investors' understanding and assessment of Compuware's ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors. A reconciliation of non-GAAP and GAAP earnings is continued in the financial statements following this release.

Compuware Corporation

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

Press Contact

Lisa   Elkin,   Vice   President,   Communications   and   Investor   Relations,
+1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

                                     -MORE-

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                   AS OF DECEMBER 31,
                                                             --------------------------------
                         ASSETS
                                                                  2007               2006
                                                             -------------      -------------
CURRENT ASSETS:
  Cash and cash equivalents                                  $    178,620        $    284,051
  Investments                                                      87,171             222,397
  Accounts receivable, net                                        413,203             421,935
  Deferred tax asset, net                                          42,622              32,038
  Income taxes refundable, net                                                         75,942
  Prepaid expenses and other current assets                        31,569              27,589
                                                             ------------        ------------
          Total current assets                                    753,185           1,063,952
                                                             ------------        ------------

INVESTMENTS                                                                            83,460
                                                             ------------        ------------

PROPERTY AND EQUIPMENT, LESS ACCUMULATED
  DEPRECIATION AND AMORTIZATION                                   370,641             388,891
                                                             ------------        ------------

CAPITALIZED SOFTWARE, LESS ACCUMULATED
  AMORTIZATION                                                     63,165              66,599
                                                             ------------        ------------

OTHER:
  Accounts receivable                                             200,506             190,217
  Deferred tax asset, net                                          37,541              15,579
  Goodwill                                                        353,104             334,769
  Other                                                            35,131              34,853
                                                             ------------        ------------
          Total other assets                                      626,282             575,418
                                                             ------------        ------------

TOTAL ASSETS                                                 $  1,813,273        $  2,178,320
                                                             ============        ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
  Accounts payable                                           $     19,069        $     26,841
  Accrued expenses                                                132,391             166,123
  Income taxes payable                                              5,004
  Deferred revenue                                                329,460             331,601
                                                             ------------        ------------
          Total current liabilities                               485,924             524,565

DEFERRED REVENUE                                                  328,814             308,300

ACCRUED EXPENSES                                                   18,639              12,168

DEFERRED TAX LIABILITY, NET                                        16,463              36,806
                                                             ------------        ------------
          Total liabilities                                       849,840             881,839
                                                             ------------        ------------

SHAREHOLDERS' EQUITY:
  Common stock                                                      2,742               3,282
  Additional paid-in capital                                      669,344             683,755
  Retained earnings                                               272,430             597,872
  Accumulated other comprehensive income                           18,917              11,572
                                                             ------------        ------------
          Total shareholders' equity                              963,433           1,296,481
                                                             ------------        ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $  1,813,273        $  2,178,320
                                                             ============        ============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                       QUARTER ENDED                    NINE MONTHS ENDED
                                                       DECEMBER 31,                       DECEMBER 31,
                                                 -------------------------------    -------------------------------

                                                    2007              2006              2007                2006
                                                 ------------      -------------    ------------       ------------
REVENUES:
  Software license fees                          $      79,425     $      86,013    $     196,712      $    210,187
  Maintenance fees                                     120,026           114,432          350,063           339,881
  Professional services fees                           109,884           114,703          343,920           349,905
                                                 -------------     -------------    -------------      ------------
       Total revenues                                  309,335           315,148          890,695           899,973
                                                 -------------     -------------    -------------      ------------

OPERATING EXPENSES:
  Cost of software license fees                          6,685             7,529           23,660            21,124
  Cost of maintenance fees                              11,452            10,157           33,110            30,079
  Cost of professional services                        103,705           102,189          309,752           313,449
  Technology development and support                    23,636            27,047           77,134            83,904
  Sales and marketing                                   66,392            73,346          196,580           206,825
  Administrative and general                            46,158            52,139          134,412           143,523
  Restructuring costs                                    4,894                             39,645
                                                 -------------     -------------    -------------      ------------
       Total operating expenses                        262,922           272,407          814,293           798,904
                                                 -------------     -------------    -------------      ------------

INCOME FROM OPERATIONS                                  46,413            42,741           76,402           101,069
                                                 -------------     -------------    -------------      ------------

OTHER INCOME (EXPENSES)
 Interest income                                         4,537             9,133           16,004            31,413
 Other                                                     113              (121)            (268)             (907)
                                                 -------------     -------------    -------------      ------------

OTHER INCOME, NET                                        4,650             9,012           15,736            30,506
                                                 -------------     -------------    -------------      ------------

INCOME BEFORE INCOME TAXES                              51,063            51,753           92,138           131,575

INCOME TAX PROVISION                                    15,449            15,267           18,919            40,959
                                                 -------------     -------------    -------------      ------------

NET INCOME                                       $      35,614     $      36,486    $      73,219      $     90,616
                                                 =============     =============    =============      ============

DILUTED EPS COMPUTATION
Numerator:  Net income                           $      35,614     $      36,486    $      73,219      $     90,616
                                                 -------------     -------------    -------------      ------------
Denominator:
  Weighted-average common shares outstanding           281,359           342,078          292,514           360,833
  Dilutive effect of stock options                       1,123             1,021            1,757               510
                                                 -------------     -------------    -------------      ------------
  Total shares                                         282,482           343,099          294,271           361,343
                                                 -------------     -------------    -------------      ------------
Diluted EPS                                      $        0.13     $        0.11    $        0.25      $       0.25
                                                 =============     =============    =============      ============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                                   NINE MONTHS ENDED
                                                                                     DECEMBER 31,
                                                                               ----------------------------
                                                                                    2007           2006
                                                                               ------------    ------------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
  Net income                                                                   $     73,219    $     90,616
  Adjustments to reconcile net income to cash provided
      by operations:
      Depreciation and amortization                                                  41,364          40,547
      Property and equipment impairment associated with restructuring                 3,079
      Capitalized software impairment                                                 3,873
      Acquisition tax benefits                                                        3,932           3,860
      Stock option compensation                                                       8,773           7,211
      Deferred income taxes                                                         (14,039)          9,864
      Other                                                                           1,072            (183)
      Net change in assets and liabilities, net of effects from acquisitions and currency fluctuations:
          Accounts receivable                                                         1,387          36,782
          Prepaid expenses and other current assets                                  10,422          (2,689)
          Other assets                                                                1,201            (166)
          Accounts payable and accrued expenses                                     (10,758)        (18,155)
          Deferred revenue                                                          (47,848)        (76,125)
          Income taxes                                                               32,355           1,704
                                                                               ------------    ------------
             Net cash provided by operating activities                              108,032          93,266
                                                                               ------------    ------------


CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Purchase of:
      Businesses, net of cash acquired                                                              (20,484)
      Property and equipment                                                         (8,828)        (15,317)
      Capitalized software                                                          (11,263)        (16,003)
  Proceeds from sale of property                                                                     15,466
  Investments:
      Proceeds                                                                       90,255         368,120
      Purchases                                                                                    (376,387)
                                                                               ------------    ------------
             Net cash provided by (used in) investing activities                     70,164         (44,605)
                                                                               ------------    ------------

CASH FLOWS USED IN FINANCING ACTIVITIES:
  Net proceeds from exercise of stock options including excess tax benefits          66,531          11,899
  Contribution to stock purchase plans                                                3,184           3,688
  Repurchase of common stock                                                       (337,785)       (398,741)
                                                                               ------------    ------------
             Net cash used in financing activities                                 (268,070)       (383,154)
                                                                               ------------    ------------

 EFFECT OF EXCHANGE RATE CHANGES ON CASH                                              7,813           6,482
                                                                               ------------    ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                           (82,061)       (328,011)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                    260,681         612,062
                                                                               ------------    ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $    178,620    $    284,051
                                                                               ============    ============

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                     RECONCILIATION OF NON-GAAP INFORMATION
                      (In Thousands, Except Per Share Data)


                                                                  QUARTER ENDED                NINE MONTHS ENDED
                                                                   DECEMBER 31,                  DECEMBER 31,
                                                           -----------------------------   ----------------------------
Net income reconciliation:                                      2007            2006           2007             2006
                                                            ------------    ------------   ------------    ------------
     GAAP net income                                        $     35,614    $     36,486   $     73,219    $     90,616

     Restructuring costs, net of tax                               3,181              --         25,769              --

     Capitalized software impairment, net of tax                      --              --          2,517              --

                                                            ------------    ------------   ------------    ------------

     Net income as adjusted                                 $     38,795    $     36,486   $    101,505    $     90,616
                                                            ============    ============   ============    ============


EPS reconciliation:

     GAAP diluted EPS                                       $       0.13    $       0.11   $       0.25    $       0.25

     Restructuring costs, net of tax                                0.01              --           0.08              --

     Capitalized software impairment, net of tax                      --              --           0.01              --
                                                            ------------    ------------   ------------    ------------

     Diluted EPS as adjusted                                $       0.14    $       0.11   $       0.34    $       0.25
                                                            ============    =============  ============    ============

Compuware initiated a restructuring plan in FY08. Our non-GAAP disclosures exclude these charges, primarily employee termination benefits, facilities costs (primarily lease abandonments and property and equipment impairment) and capitalized software impairment. We believe it is useful to exclude these costs when evaluating overall performance.

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                             OPERATIONAL HIGHLIGHTS
                          (dollar amounts in thousands)

                                                         QUARTER ENDED
                                                 ----------------------------                     QUARTER ENDED
                                                 DECEMBER 31      DECEMBER 31      YR - YR          SEPTEMBER 30     QTR - QTR
                                                     2007            2006         % Change             2007          % Change
                                                 ------------    ------------   --------------    --------------   -------------
License Fees:
  Distributed Product License Fees
DevPartner                                       $      2,607     $     2,586             0.8%    $      2,561            1.8%
QACenter and File-AID Client/Server                     6,213           6,930           (10.3%)          6,845           (9.2%)
UNIFACE and Optimal                                     4,908           6,091           (19.4%)          3,983           23.2%
Vantage                                                20,018          18,905             5.9%          21,547           (7.1%)
Changepoint                                             3,781           3,618             4.5%           6,758          (44.1%)
                                                 ------------     ------------     ----------     ------------
  Total Distributed Product License Fees               37,527          38,130            (1.6%)         41,694          (10.0%)
  Mainframe Product License Fees                       41,898          47,883           (12.5%)         28,322           47.9%
                                                 ------------     ------------     ----------     ------------
Total License Fees                                     79,425          86,013            (7.7%)         70,016           13.4%

Maintenance Fees                                      120,026         114,432             4.9%         116,296            3.2%
                                                 ------------     ------------     ----------     ------------
Total Products Revenue                           $    199,451     $   200,445            (0.5%)   $    186,312            7.1%
                                                 ============     ============     ==========     ============

Total Mainframe Products Revenue                 $    125,710     $   132,194            (4.9%)   $    110,484           13.8%
Total Distributed Products Revenue               $     73,741     $    68,251             8.0%    $     75,828           (2.8%)

Total Products Revenue by Geography
North America                                    $     97,898     $   108,103            (9.4%)   $     98,236           (0.3%)
International                                    $    101,553     $    92,342            10.0%    $     88,076           15.3%

Product Releases
Mainframe                                                   2               9           (77.8%)             11          (81.8%)
Distributed                                                12               6           100.0%               4          200.0%

Total Costs of Software Products                 $    108,165     $   118,079            (8.4%)   $    106,441            1.6%

Deferred license fees
   Current                                       $     68,033     $    72,218            (5.8%)   $     63,414            7.3%
   Long-term                                     $     48,087     $    39,686            21.2%    $     37,845           27.1%

   Deferred during quarter                       $     38,064     $    26,308            44.7%    $     13,598          179.9%
   Recognized during quarter                     $     23,550     $    25,571            (7.9%)   $     26,295          (10.4%)

Professional Services
Professional Services Revenue                    $    109,884     $   114,703            (4.2%)   $    115,659           (5.0%)
Contribution Margin                                       5.6%           10.9%                            11.8%
Billable Headcount                                      3,251           3,488            (6.8%)          3,284           (1.0%)

Total Company Headcount                                 6,496           7,578           (14.3%)          6,731           (3.5%)

Total DSO                                               120.2           120.5                            118.8
Total DSO (Billed)                                       55.1            54.1                             51.9

                     COMPUWARE CORPORATION AND SUBSIDIARIES
                               PRODUCT COMMITMENTS
                                 (In Thousands)

                                                               QUARTER ENDED     QUARTER ENDED     QUARTER ENDED
                                                                DECEMBER 31,     SEPTEMBER 30,     DECEMBER 31,
                                                                    2007              2007              2006
                                                               --------------    --------------    --------------
License revenue                                                $       79,425    $       70,016    $       86,013

     Change in deferred license                                        14,515           (12,698)              737
                                                               --------------    --------------    --------------

License contracts entered into during period                           93,940            57,318            86,750
                                                               --------------    --------------    --------------



Maintenance revenue                                                   120,026           116,296           114,432

     Change in deferred maintenance                                    (8,302)          (30,123)          (32,265)
                                                               --------------    --------------    --------------

Maintenance contracts & renewals entered into during period           111,724           86,173            82,167
                                                               --------------    --------------    --------------

Total products commitments during period                       $      205,664    $      143,491    $      168,917
                                                               ==============    ==============    ==============

As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term. Therefore to understand the health of Compuware's software business, we believe it is important to also consider the amount of product commitments during the reported periods.